Exhibit 99.1

GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2008 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands (November 4, 2008) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the third quarter of 2008.  Greenlight Re reported a net loss of $118.4 million for the third quarter of 2008 compared to a net loss of $2.1 million for the same period in 2007.  The net loss per share was $3.29 for the third quarter of 2008, compared to a net loss per share of $0.06 for the same period in 2007.

Fully diluted book value per share was $14.22 as of September 30, 2008, a 9.9% decrease from $15.78 per share as of September 30, 2007.

For the nine months ended September 30, 2008, the net loss was $89.6 million compared to net income of $6.1 million for the same period in 2007.  The net loss per share was $2.49 for the nine months ended September 30, 2008, compared to net earnings per share of $0.21, on a fully diluted basis, for the same period in 2007.

“In a difficult operating environment our underwriting portfolio performed well while our investment results were disappointing,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re.  “Despite our recent performance, our business model positions us well to take advantage of the dislocations arising in the reinsurance markets.”

Greenlight Re’s financial and operating highlights for the first nine months of 2008 include the following:

•
Gross written premiums in the third quarter were $37.7 million compared to $19.8 million in the third quarter of 2007, while net earned premiums were $28.6 million compared to $30.7 million.  For the first nine months, gross premiums written were $133.8 million compared to $123.3 million for the first nine months of 2007, while net earned premiums were $80.8 million compared to $76.6 million.

•	The combined ratio for the nine months ended September 30, 2008 was 97.5% compared to 93.1% for the nine months ended September 30, 2007.

•
Net investment loss reported in the third quarter was $117.8 million, a loss of 15.9% on our investment portfolio, compared to a net investment loss of $4.8 million in the third quarter of 2007, a 0.8% loss on our investment portfolio.  For the first nine months of 2008, the net investment loss was $92.5 million compared to net investment income of $0.7 million in the nine months ended September 30, 2007.

“With no losses from Hurricanes Gustav or Ike, our frequency oriented underwriting portfolio continues to perform well,” said Len Goldberg, Chief Executive Officer of Greenlight Re.  “Our strategy to manage our underwriting exposure in soft markets has resulted in a conservative premium to capital ratio.  We believe recent industry events will trigger capacity shortfalls that will result in higher prices.  Greenlight Re is uniquely positioned to take advantage of these events.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the third quarter of 2008 on Wednesday, November 5, 2008 at 9:00 a.m. Eastern time.  To participate, please dial in to the conference call at (877) 362-3812 (domestic) or (706) 634-9925 (international), access code 69926046.  The conference call topic is Greenlight Re Earnings Conference Call.

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 5, 2008 until 11:59 p.m. Eastern time on November 12, 2008.  The replay of the call may be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 69926046. An audio file of the call will also be available on the Company’s website.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a specialty property and casualty reinsurance company based in the Cayman Islands.  The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:
Alex Stanton
Stanton Crenshaw Communications
(212) 780-1900
alex@stantoncrenshaw.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2008 and December 31, 2007
(Expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2008 (Unaudited)	December 31, 2007
Assets
Investments in securities
Debt securities, trading, at fair value	$8,458	$1,520
Equity investments, trading, at fair value	368,864	570,440
Other investments, at fair value	12,165	18,576
Total investments in securities	389,487	590,536
Cash and cash equivalents	216,137	64,192
Restricted cash and cash equivalents	400,360	371,607
Financial contracts receivable, at fair value	6,323	222
Reinsurance balances receivable	66,006	43,856
Loss and loss adjustment expense recoverables	9,480	6,721
Deferred acquisition costs	17,804	7,302
Unearned premiums ceded	10,147	8,744
Other assets	956	965
Total assets	$1,116,700	$1,094,145

Liabilities and Shareholders’ Equity
Liabilities
Securities sold, not yet purchased, at fair value	$369,504	$332,706
Financial contracts payable, at fair value	10,272	17,746
Loss and loss adjustment expense reserves	68,504	42,377
Unearned premium reserves	99,988	59,298
Reinsurance balances payable	34,035	19,140
Funds withheld	4,720	7,542
Other liabilities	5,099	2,869
Minority interest in joint venture	6,319	—
Performance compensation payable to related party	—	6,885
Total liabilities	598,441	488,563
Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding 30,010,636, (2007: 29,847,787); Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2007: 6,254,949))	3,627	3,610
Additional paid-in capital	479,166	476,861
Retained earnings	35,466	125,111
Total shareholders’ equity	518,259	605,582
Total liabilities and shareholders’ equity	$1,116,700	$1,094,145

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
For the three and nine months ended September 30, 2008 and 2007
(Expressed in thousands of U.S. dollars, except per share and share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues
Gross premiums written	$37,683	$19,766	$133,810	$123,275
Gross premiums ceded	1,170	(209)	(13,718)	(28,486)
Net premiums written	38,853	19,557	120,092	94,789
Change in net unearned premium reserves	(10,256)	11,155	(39,321)	(18,184)
Net premiums earned	28,597	30,712	80,771	76,605
Net investment (loss) income	(117,809)	(4,776)	(92,546)	707
Total revenues	(89,212)	25,936	(11,775)	77,312
Expenses
Loss and loss adjustment expenses incurred, net	14,777	11,339	36,238	31,465
Acquisition costs, net	12,204	13,458	31,361	30,685
General and administrative expenses	3,452	3,232	11,122	9,078
Total expenses	30,433	28,029	78,721	71,228
Net (loss) income before minority interest	(119,645)	(2,093)	(90,496)	6,084
Minority interest in loss of joint venture	1,212	—	851	—
Net (loss) income	$(118,433)	$(2,093)	$(89,645)	$6,084
(Loss) earnings per share
Basic	$(3.29)	$(0.06)	$(2.49)	$0.21
Diluted	(3.29)	(0.06)	(2.49)	0.21
Weighted average number of ordinary shares used in the determination of
Basic	35,995,236	35,981,312	35,987,778	28,393,955
Diluted	35,995,236	35,981,312	35,987,778	28,855,816

Due to the opportunistic and customized nature of our underwriting operations, we expect to report different loss and expense ratios in both our frequency and severity businesses from period to period. The following table provides the ratios for the nine month periods ended September 30, 2008 and 2007:

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
	Frequency	Severity	Total	Frequency	Severity	Total
Loss ratio	35.4%	64.3%	44.9%	49.1%	14.7%	41.1%
Acquisition cost ratio	53.5%	8.8%	38.8%	44.6%	25.2%	40.1%
Composite ratio	88.9%	73.1%	83.7%	93.7%	39.9%	81.2%
Internal expense ratio			13.8%			11.9%
Combined ratio			97.5%			93.1%